Exhibit 3

NISSIN CO., LTD. (8571)
Monthly Data for March 2004

The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of accounts and loans receivable

Month-end number of accounts

	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004
Consumer loans + VIP loans	105,548	104,272	103,118	102,040	101,363	96,224	95,645	95,068	94,142	93,705	93,129	88,809
Consumer loans	93,925	92,501	91,177	89,949	89,081	83,992	83,303	82,594	81,508	80,931	80,220	75,997
VIP loans	11,623	11,771	11,941	12,091	12,282	12,232	12,342	12,474	12,634	12,774	12,909	12,812
Wide loans	36,654	36,876	36,905	36,795	36,774	36,336	36,238	36,130	35,930	35,774	35,663	35,126
Small business owner loans + Business Timely loans	38,291	38,697	39,115	39,608	40,035	39,641	39,995	40,308	40,750	41,038	41,348	40,902
Small business owner loans	23,735	24,018	24,281	24,506	24,638	24,407	24,557	24,671	24,901	24,963	24,999	24,739
Business Timely loans	14,556	14,679	14,834	15,102	15,397	15,234	15,438	15,637	15,849	16,075	16,349	16,163
Secured loans	308	307	301	293	294	284	280	275	274	275	280	295
Notes receivable	26	28	18	42	64	76	101	115	138	172	195	176

Total number of accounts	180,827	180,180	179,457	178,778	178,530	172,561	172,259	171,896	171,234	170,964	170,615	165,308

Month-end loans receivable

											(amounts in thousands of yen)
	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004
Consumer loans + VIP loans	40,596,020	40,268,778	39,889,333	39,543,543	39,411,040	37,797,051	37,618,932	37,477,827	37,181,044	37,107,567	36,980,374	35,604,207
Consumer loans	30,889,062	30,452,714	29,963,871	29,511,733	29,242,186	27,668,436	27,399,716	27,165,856	26,774,190	26,617,295	26,369,585	25,078,959
VIP loans	9,706,957	9,816,063	9,925,462	10,031,809	10,168,854	10,128,615	10,219,216	10,311,970	10,406,854	10,490,272	10,610,788	10,525,248
Wide loans	64,029,194	64,107,607	63,709,664	63,076,338	62,764,011	61,686,941	61,245,833	60,630,457	59,848,671	59,277,686	58,812,012	57,459,955
Small business owner loans + Business Timely loans	71,679,353	72,262,394	72,648,648	72,924,617	73,288,872	72,301,179	74,240,269	74,680,747	76,097,601	75,993,671	76,043,362	75,826,537
Small business owner loans	54,377,417	54,883,486	55,168,041	55,247,042	55,326,638	54,600,144	56,343,807	56,562,894	57,758,586	57,403,790	57,147,046	57,167,928
Business Timely loans	17,301,936	17,378,907	17,480,606	17,677,574	17,962,234	17,701,034	17,896,462	18,117,853	18,339,014	18,589,881	18,896,316	18,658,608
Secured loans	1,557,641	1,543,030	1,508,342	1,471,605	1,496,823	1,526,469	1,481,220	1,481,835	1,608,921	4,593,035	5,369,652	10,003,596
Notes receivable	14,218	16,245	11,045	130,538	184,124	216,585	250,139	277,751	294,076	387,123	423,117	396,444

Total loans receivable	177,876,428	178,198,056	177,767,034	177,146,642	177,144,873	173,528,227	174,836,396	174,548,619	175,030,315	177,359,084	177,628,519	179,290,741

*     Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Trend in the number of applications, number of approvals and approval ratio by product

	Apr-03	May-03	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Mar-04	Total
Consumer loans
Applications	2,735	3,010	3,372	3,118	2,773	2,840	2,766	2,424	2,420	2,277	2,289	2,674	32,698
Approvals	683	678	726	713	766	806	745	594	533	471	504	545	7,764
Approval ratio	24.97%	22.52%	21.53%	22.87%	27.62%	28.38%	26.93%	24.50%	22.02%	20.69%	22.02%	20.38%	23.74%
VIP loans
Applications	238	285	307	310	281	272	253	250	317	259	286	280	3,338
Approvals	217	272	287	286	264	248	221	228	301	239	263	238	3,064
Approval ratio	91.18%	95.44%	93.49%	92.26%	93.95%	91.18%	87.35%	91.20%	94.95%	92.28%	91.96%	85.00%	91.79%
Wide loans
Applications	1,022	1,169	929	864	787	903	826	602	681	640	740	761	9,924
Approvals	816	904	775	671	651	641	653	485	557	463	555	602	7,773
Approval ratio	79.84%	77.33%	83.42%	77.66%	82.72%	70.99%	79.06%	80.56%	81.79%	72.34%	75.00%	79.11%	78.33%
Small business owner loans
Applications	660	675	661	640	515	477	549	438	646	384	441	592	6,678
Approvals	578	579	581	553	434	417	464	386	584	325	380	498	5,779
Approval ratio	87.58%	85.78%	87.90%	86.41%	84.27%	87.42%	84.52%	88.13%	90.40%	84.64%	86.17%	84.12%	86.54%
Business Timely loans
Applications	1,136	1,253	1,666	1,655	1,544	1,454	1,422	1,236	3,484	2,892	3,332	4,110	25,184
Approvals	473	600	772	714	631	610	618	451	1,131	1,082	1,241	1,484	9,807
Approval ratio	41.64%	47.89%	46.34%	43.14%	40.87%	41.95%	43.46%	36.49%	32.46%	37.41%	37.24%	36.11%	38.94%
Secured loans Applications	5	5	10	1	7	10	7	9	16	10	21	41	142
Approvals	3	4	5	1	7	5	3	5	7	10	15	32	97
Approval ratio	60.00%	80.00%	50.00%	100.00%	100.00%	50.00%	42.86%	55.56%	43.75%	100.00%	71.43%	78.05%	68.31%
Notes receivable
Applications	10	8	2	31	46	34	52	39	54	66	57	41	440
Approvals	5	8	2	31	26	25	49	33	49	62	55	40	385
Approval ratio	50.00%	100.00%	100.00%	100.00%	56.52%	73.53%	94.23%	84.62%	90.74%	93.94%	96.49%	97.56%	87.50%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent loans by default days for the years ended March 31, 2002, 2003 and 2004

March 31, 2002

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,465,706,848	3.17	575,874,069	1.25	4,703,457	0.01	4,020,904	0.01	584,598,430	1.27	46,179,685,663
Wide loans	2,702,957,472	4.91	367,729,429	0.67	245,194,604	0.45	563,131,995	1.02	1,176,056,028	2.14	55,033,264,384
Small business owner loans	2,514,861,218	6.73	299,778,632	0.80	192,844,895	0.52	619,993,512	1.66	1,112,617,039	2.98	37,386,772,895
Business Timely loans	310,413,254	1.94	149,961,095	0.94	0	0.00	0	0.00	149,961,095	0.94	16,034,799,329
Secured loans	190,940,912	13.38	899,744	0.06	13,720,590	0.96	136,164,776	9.54	150,785,110	10.56	1,427,466,453
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	11,094,527

Total	7,184,879,704	4.60	1,394,242,969	0.89	456,463,546	0.29	1,323,311,187	0.85	3,174,017,702	2.03	156,073,083,251

March 31, 2003

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,717,251,218	4.19	674,216,210	1.65	7,232,441	0.02	15,613,972	0.04	697,062,623	1.70	40,938,250,487
Wide loans	4,358,688,991	6.81	471,476,697	0.74	314,133,570	0.49	784,905,747	1.23	1,570,516,014	2.45	63,992,635,671
Small business owner loans	4,563,540,446	8.46	380,800,292	0.71	334,506,582	0.62	851,904,473	1.58	1,567,211,347	2.91	53,915,070,120
Business Timely loans	486,220,858	2.81	175,457,602	1.01	7,420,224	0.04	5,131,970	0.03	188,009,796	1.09	17,302,434,471
Secured loans	320,205,350	20.16	19,926,985	1.25	6,752,529	0.43	210,471,976	13.25	237,151,490	14.93	1,588,104,494
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	15,326,733

Total	11,445,906,863	6.44	1,721,877,786	0.97	670,045,346	0.38	1,868,028,138	1.05	4,259,951,270	2.40	177,751,821,976

March 31, 2004

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,371,149,779	3.85	531,204,594	1.49	2,691,274	0.01	3,376,456	0.01	537,272,324	1.51	35,604,207,474
Wide loans	4,851,032,542	8.44	442,783,688	0.77	342,513,725	0.60	1,363,050,163	2.37	2,148,347,576	3.74	57,459,955,737
Small business owner loans	5,342,184,792	9.34	411,072,076	0.72	356,502,820	0.62	1,720,536,349	3.01	2,488,111,245	4.35	57,167,928,997
Business Timely loans	607,540,466	3.26	269,180,951	1.44	1,578,204	0.01	761,597	0.00	271,520,752	1.46	18,658,608,038
Secured loans	193,447,806	1.93	24,562,368	0.25	9,376,364	0.09	100,909,611	1.01	134,848,343	1.35	10,003,596,456
Notes receivable	14,302,052	3.61	0	0.00	0	0.00	0	0.00	0	0.00	396,444,370

Total	12,379,657,437	6.90	1,678,803,677	0.94	712,662,387	0.40	3,188,634,176	1.78	5,580,100,240	3.11	179,290,741,072

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Delinquent loans by default days for the month ended January 31, February 29 and March 31, 2004

January 31, 2004

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,298,637,751	6.19	592,881,012	1.60	311,069,211	0.84	621,711,779	1.68	1,525,662,002	4.11	37,107,567,277
Wide loans	5,344,947,681	9.02	617,848,485	1.04	413,461,992	0.70	1,656,176,318	2.79	2,687,486,795	4.53	59,277,686,418
Small business owner loans	5,990,920,359	10.44	652,815,965	1.14	537,326,978	0.94	1,864,079,551	3.25	3,054,222,494	5.32	57,403,790,225
Business Timely loans	1,088,099,883	5.85	239,000,122	1.29	129,931,804	0.70	381,792,178	2.05	750,724,104	4.04	18,589,881,051
Secured loans	233,721,326	5.09	11,560,165	0.25	12,011,887	0.26	143,384,650	3.12	166,956,702	3.63	4,593,035,287
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	387,123,844

Total	14,956,327,000	8.43	2,114,105,749	1.19	1,403,801,872	0.79	4,667,144,476	2.63	8,185,052,097	4.61	177,359,084,102

February 29, 2004

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,603,333,744	7.04	526,624,135	1.42	341,011,927	0.92	757,183,353	2.05	1,624,819,415	4.39	36,980,374,914
Wide loans	5,653,435,136	9.61	489,255,913	0.83	441,789,185	0.75	1,731,628,923	2.94	2,662,674,021	4.53	58,812,012,577
Small business owner loans	6,726,682,150	11.77	488,156,072	0.85	559,022,054	0.98	2,080,481,277	3.64	3,127,659,403	5.47	57,147,046,090
Business Timely loans	1,223,946,612	6.48	208,429,752	1.10	163,944,392	0.87	441,157,904	2.33	813,532,048	4.31	18,896,316,350
Secured loans	228,269,015	4.25	12,128,831	0.23	3,744,324	0.07	144,897,761	2.70	160,770,916	2.99	5,369,652,359
Notes receivable	15,000,000	3.55	0	0.00	0	0.00	0	0.00	0	0.00	423,117,199

Total	16,450,666,657	9.26	1,724,594,703	0.97	1,509,511,882	0.85	5,155,349,218	2.90	8,389,455,803	4.72	177,628,519,489

March 31, 2004

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,371,149,779	3.85	531,204,594	1.49	2,691,274	0.01	3,376,456	0.01	537,272,324	1.51	35,604,207,474
Wide loans	4,851,032,542	8.44	442,783,688	0.77	342,513,725	0.60	1,363,050,163	2.37	2,148,347,576	3.74	57,459,955,737
Small business owner loans	5,342,184,792	9.34	411,072,076	0.72	356,502,820	0.62	1,720,536,349	3.01	2,488,111,245	4.35	57,167,928,997
Business Timely loans	607,540,466	3.26	269,180,951	1.44	1,578,204	0.01	761,597	0.00	271,520,752	1.46	18,658,608,038
Secured loans	193,447,806	1.93	24,562,368	0.25	9,376,364	0.09	100,909,611	1.01	134,848,343	1.35	10,003,596,456
Notes receivable	14,302,052	3.61	0	0.00	0	0.00	0	0.00	0	0.00	396,444,370

Total	12,379,657,437	6.90	1,678,803,677	0.94	712,662,387	0.40	3,188,634,176	1.78	5,580,100,240	3.11	179,290,741,072

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Newly contracted accounts and loan amounts by application channels

January 31, 2004

								(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	8	2,500	0	0	13	45,500	13	11,160	0	0
Shinsei Business Finance Co., Ltd.	2	1,000	0	0	9	45,600	6	10,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	2,400	0	0	8	38,000	68	52,370	1	5,000
usen Corp.	80	22,610	0	0	8	17,900	91	76,339	0	0
Other	860	308,840	463	1,187,720	287	4,078,200	253	221,541	9	3,168,500
Total	959	337,350	463	1,187,720	325	4,225,200	431	371,410	10	3,173,500

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	34	59,160
Shinsei Business Finance Co., Ltd.	0	0	17	56,600
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	86	97,770
usen Corp.	0	0	179	116,849
Other	15	43,220	1,886	9,004,021
Total	15	43,220	2,202	9,334,400

February 29, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	4	1,300	0	0	9	28,000	12	11,300	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	11	72,000	6	8,500	1	8,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	13	3,900	0	0	9	33,100	102	77,590	0	0
usen Corp.	95	25,680	0	0	10	26,200	111	84,145	0	0
Other	896	310,300	555	1,376,109	341	1,006,850	257	222,811	14	787,300
Total	1,008	341,180	555	1,376,109	380	1,166,150	488	404,346	15	795,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	25	40,600
Shinsei Business Finance Co., Ltd.	3	3,038	21	91,538
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	124	114,590
usen Corp.	0	0	216	136,025
Other	21	37,358	2,084	3,740,729
Total	24	40,396	2,470	4,123,482

March 31, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	10	4,050	0	0	18	60,300	21	19,150	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	21	118,500	11	10,250	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	12	4,100	1	2,500	11	40,000	79	64,970	0	0
usen Corp.	108	25,859	1	3,000	21	75,300	160	120,340	0	0
Other	1,000	348,121	600	1,449,886	427	4,159,270	365	369,570	32	7,810,000
Total	1,130	382,130	602	1,455,386	498	4,453,370	636	584,280	32	7,810,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	49	83,500
Shinsei Business Finance Co., Ltd.	0	0	32	128,750
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	103	111,570
usen Corp.	0	0	290	224,499
Other	9	14,559	2,431	14,148,718
Total	9	14,559	2,905	14,697,038

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end number of accounts and loans receivable by application channels

January 31, 2004

								(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	254	90,513	4	7,725	426	1,114,115	279	282,390	1	1,959
Shinsei Business Finance Co., Ltd.	4	1,466	0	0	112	489,552	52	72,336	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	179	53,806	0	0	135	493,069	714	658,922	2	9,844
usen Corp.	128	38,555	7	14,227	25	60,080	159	148,351	0	0
Other	93,140	36,923,225	35,763	59,255,733	24,265	55,246,971	14,871	17,427,881	272	4,581,231
Total	93,705	37,107,567	35,774	59,277,686	24,963	57,403,790	16,075	18,589,881	275	4,593,035

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	964	1,496,704
Shinsei Business Finance Co., Ltd.	5	6,239	173	569,595
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	1	1,656	1,031	1,217,297
usen Corp.	0	0	319	261,214
Other	166	379,228	168,477	173,814,271
Total	172	387,123	170,964	177,359,084

February 29, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	255	89,653	4	7,672	427	1,108,157	280	284,395	1	1,940
Shinsei Business Finance Co., Ltd.	25	7,648	0	0	115	492,294	56	79,508	1	8,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	194	58,853	0	0	140	512,798	801	742,311	2	9,794
usen Corp.	198	58,547	1	2,522	35	85,314	269	265,112	0	0
Other	92,457	36,765,671	35,658	58,801,817	24,282	54,948,480	14,943	17,524,988	276	5,349,917
Total	93,129	36,980,374	35,663	58,812,012	24,999	57,147,046	16,349	18,896,316	280	5,369,652

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	967	1,491,819
Shinsei Business Finance Co., Ltd.	5	4,928	202	592,380
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	1	1,656	1,138	1,325,413
usen Corp.	0	0	503	411,497
Other	189	416,532	167,805	173,807,408
Total	195	423,117	170,615	177,628,519

March 31, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	253	90,714	4	7,545	434	1,115,141	290	290,397	1	1,919
Shinsei Business Finance Co., Ltd.	4	1,397	0	0	129	570,081	63	84,775	1	7,898
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	190	59,729	1	2,500	148	535,532	851	797,371	2	9,697
usen Corp.	317	91,599	2	5,421	58	164,038	424	434,575	0	0
Other	88,045	35,360,767	35,119	57,444,488	23,970	54,783,135	14,535	17,051,487	291	9,984,080
Total	88,809	35,604,207	35,126	57,459,955	24,739	57,167,928	16,163	18,658,608	295	10,003,596

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	982	1,505,718
Shinsei Business Finance Co., Ltd.	2	1,266	199	665,419
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,192	1,404,831
usen Corp.	0	0	801	695,634
Other	174	395,178	162,134	175,019,136
Total	176	396,444	165,308	179,290,741

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

*2	Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Month-end breakdown of borrowings and borrowing rates

Breakdown of borrowings by lender

			(amounts in millions of yen)
	March 31, 2004		March 31, 2003

	Amount	Ratio	Amount	Ratio

Indirect	92,701	64.66%	104,920	68.85%
Bank	64,771	45.18%	68,704	45.08%
Life insurance companies	100	0.07%	200	0.13%
Non-life insurance companies	2,407	1.68%	2,327	1.53%
Other financial institutions	25,423	17.73%	33,688	22.11%
Direct	50,666	35.34%	47,474	31.15%

Total	143,367	100.00%	152,394	100.00%

Borrowings by maturity

	(amounts in millions of yen)
	March 31, 2004		March 31, 2003

	Amount	Ratio	Amount	Ratio

Short-term loan	5,300	3.70%	5,500	3.61%
Long-term loan	138,067	99.30%	146,894	96.39%
Long-term loan within 1 year	61,923	43.19%	54,666	35.87%
Long-term loan over 1 year	76,143	53.11%	92,228	60.52%

Total	143,367	100.00%	152,394	100.00%

Borrowing rates

		(%)
	March 31, 2004	March 31, 2003

Indirect	2.33	2.43
Bank	2.28	2.38
Life insurance companies	2.39	2.34
Non-life insurance companies	2.60	2.79
Other financial institutions	2.44	2.51
Direct	2.04	2.31

Total	2.23	2.39